Exhibit 10.1

HOME TOUCH HOLDING COMPANY

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of December 6, 2010, by and among Home Touch Holding Company, a Nevada corporation (the “Company”), and Home Touch Limited, a corporation formed under the laws of Hong Kong China (“HTL” and together with the Company, the “HTL Parties”), on the one hand, and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached as Exhibit A, on the other hand.

Recitals

HTL is a wholly owned subsidiary of the Company.

The Company owns 10,000 shares of HTL, which constitutes all of the issued and outstanding securities of HTL (the “Shares”).

The Investors, as the founders and former shareholders of HTL, desire to purchase the Shares on the terms and conditions set forth herein.

The Company desires to sell the Shares to the Investors on the terms and conditions set forth herein.

Agreement

In consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Authorization and Sale of the Shares
1.1           Authorization.  The HTL Parties will, prior to the Closing (as defined below), authorize the sale of the Shares.

1.2           Sale and Issuance of Shares.  At the Closing (as defined below), subject to the terms and conditions of this Agreement, each of the Investors agrees to purchase, and the HTL Parties agree to sell to each Investor, the number of Shares set forth opposite such Investor’s name on Exhibit A, at a purchase price of $2.00 per share.  This Agreementof the HTL Parties with each Investor is a separate agreement, and the sale of the Shares to each Investor is a separate sale.

SECTION 2

Closing Dates; Delivery
2.1           Closings. The sale and purchase of the Shares under this Agreement shall take place at the offices of the Company at 4:00 p.m., local time, on the date hereof or at such other time and place upon which the Company (the “Closing”) and the Investors participating in the Closing shall agree.

2.2           Delivery.  At the Closing, or soon thereafter, the Company will deliver to each Investor a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in the Closing against payment of the purchase price therefor as set forth opposite such Investor’s name on Exhibit A, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions,or (c) any combination of the foregoing.

SECTION 3

Representations and Warranties of the Company

Except as otherwise disclosed in the documents, reports and forms of the Company filed with or furnished to the United States Securities and Exchange Commission (collectively, the “SEC Reports”), the HTL Parties jointly and severally representand warrant to the Investors as of the Closing as set forth below.  For purposes of these representations and warranties, the phrase “to the knowledge of the HTL Parties” shall mean the actual knowledge after reasonable investigation of the following officers of the Company: Weng Kung Wong, Liong Tat Teh and Sek Fong Wong.

3.1           Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.  HTL is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

3.2           Corporate Power.  Each of the HTL Parties has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell the Shares and to carry out and perform its obligations under the terms of this Agreement.

3.3           Capitalization.

(a)           The Shares constitute all of the issued and outstanding capital stock of HTL immediately prior to the Closing.

(b)           All issued and outstanding shares of HTL’s securities (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and Federal laws concerning the issuance of securities.

(c)           The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement and the Certificate, will be validly issued, and will be fully paid and nonassessable.  The Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares may be subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.  The Shares are not subject to any preemptive rights or rights of first refusal.

(d)           There are no options, warrants or other rights (including conversion or preemptive rights and rights of first refusal) to purchase any of HTL’s authorized and unissued capital stock.

3.4           Authorization.  All corporate action on the part of the Board of Directorsand stockholders of the HTL Parties necessary for the authorization, execution, delivery and performance by the HTL Parties of this Agreement, and the authorization, saleand delivery of the Shares, have been taken or will be taken prior to Closing.  This Agreement, when executed and delivered by the HTL Parties, shall constitute valid and binding obligations of the HTL Parties, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and the relief of debtors or enforcement of creditors’ rights generally, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.5           Compliance with Other Instruments.  None of the HTL Parties is in violation of any material term of its Certificate or Bylaws, each as amended to date, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound.  The execution, delivery and performance of and compliance with this Agreement and the sale of the Shareswill not result in any material violation of, or materially conflict with, or constitute a material default under, the Certificate of Incorporation, Bylaws or other charter documents of the HTL Parties.

3.6           Litigation.  To the knowledge of the HTL Parties, there are no actions, suits, proceedings or investigations pending against the HTL Parties or their properties (nor has any of the HTL Parties received notice of any threat thereof) that questions the validity of this Agreement or the right of the HTL Parties to enter into any of such agreement, or to consummate the transactions contemplated hereby or thereby.

3.7           Governmental Consent.  Assuming the accuracy of the representations and warranties made by the Investors in Section 4, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the HTL Parties is required in connection with the valid execution and delivery of this Agreement, or the offer and sale of the Shares, or the consummation of any other transaction contemplated by this Agreement, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares, under applicable U.S. federal and state securities laws.

3.8           Offering.  Subject to the accuracy of the Investors’ representations and warranties in Section 4, to the knowledge of the HTL Parties the offer and sale of the Shares will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and is in compliance with all applicable securities laws of the United States and is in compliance with and will have been registered or qualified (or are exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable securities laws of each of the states whose laws govern the issuance of any Shares.  The Company has not, nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or part of the Shares to any person or persons so as to require the registration of the Shares under of the Securities Act or any state securities laws.

3.9           Registration Rights and Voting Rights.  HTL is currently not under any obligation and has not granted any rights to register under the Securities Act any of its outstanding securities or any of its securities that may hereafter be issued.  To the knowledge of the HTL Parties, no stockholder of the HTL Parties has entered into any agreement with respect to the voting of equity securities of HTL.

3.10           Brokers or Finders.  None of the HTL Parties has engaged any brokers, finders or agents, and the Investors have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the HTL Parties, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

SECTION 4

Representations and Warranties of the Investors

Each Investor, severally and not jointly, represents and warrants to the Company as follows:

4.1           No Registration.  The Investor understands that the Shareshave not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2           Investment Intent.  The Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

4.3           Investment Experience.  The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to HTL so that it is capable of evaluating the merits and risks of its investment in HTL and has the capacity to protect its own interests.

4.4           Speculative Nature of Investment.  The Investor acknowledges that its investment in HTL is highly speculative and entails a substantial degree of risk and the Investor is in a position to lose the entire amount of such investment.

4.5           Access to Data.  The Investor has had an opportunity to discuss HTL’s business, management and financial affairs with HTL’s management.  The Investor has had an opportunity to ask questions of officers of HTL, which questions were answered to its satisfaction.  The Investor acknowledges that any business plans prepared by HTL have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

4.6           Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

4.7           Foreign Investor.  If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  Such Investor’s subscription and payment for and continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.8           Residency.  The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Exhibit A.

4.9           Restriction on Resales.  The Investor acknowledges that the Sharesmust be held indefinitely unless subsequently registered under the Securities Act and qualified by state authorities or unless an exemption from such registration or qualification is available.  The HTL Parties are under no obligation to register or qualify the Shares.  There is no assurance that the HTL Parties will register or be able to successfully complete the registrationof the Shares.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to HTL which are outside of the Investor’s control, and which the HTL Parties are under no obligation and may not be able to satisfy.  The Investor further understands that there is no assurance that any exemption from registration under the Securities Act will be available or, if available, that such exemption will allow Investor to dispose of or otherwise transfer any or all of the Shares in the amounts or at the times the Investor might propose.

4.10           Rule 144.  The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about HTL, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.  The Investor understands that the current public information referred to above is not now available and the HTL Parties have no present plans to make such information available.  The Investor acknowledges and understands that HTL may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.  The Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares.  The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.11           No Public Market.  The Investor understands and acknowledges that no public market now exists for any of the securities issued by HTL and that the HTL Parties have made no assurances that a public market will ever exist for HTL’s securities.

4.12           Authorization.

(a)           The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.   The Investor has the requisite limited liability company power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

(b)           The Investor has all requisite legal and limited liability company power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.  All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of the Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(c)           This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(d)           The Investor has obtained any and all consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court, governmental authority or third person that are required to be obtained by the Investor in connection with the execution and delivery of this Agreement, or the performance of the Investor’s obligations hereunder or thereunder.

4.13           Brokers or Finders.  The Investor has not engaged any brokers, finders or agents, and none of the HTL Parties nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.14           Investor Counsel.  The Investor acknowledges that it has had the opportunity to review this Agreement, the exhibits and schedules attached hereto and the transactions contemplated by this Agreement with its own legal counsel.  Each Investor is relying solely on such counsel and not on any statements or representations of the HTL Parties or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4.15           Tax Advisors.  The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the HTL Parties or any of their agents, written or oral.  The Investor understands that it (and not the HTL Parties) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.16           Legends.  Such Investor understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, may bear legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws.

SECTION 5

Miscellaneous
5.1           Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the HTL Parties and the Investors holding a majority of he Shares transferred pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144).  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.  Each Investor acknowledges that by the operation of this paragraph, the holders of a majority of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

5.2           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed:

(a)           if to an Investor, at the Investor’s address, as set forth on Exhibit A, as may be updated in accordance with the provisions hereof;

(b)           if to any other holder of any Shares, at such address, as shown in the records of HTL, or, until any such holder so furnishes an address, to HTL, then to and at the address of the last holder of such Shares for which HTL has contact information in its records;

(c)           if to the Company, to11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur, Malaysia, facsimile number 603-3324-0211, attention: Chief Executive Officer;

(d)           if to HTL, to 703 Liven House, 61-63 King Yip Street, Kwun Tong, Hong Kong,  facsimile number 852 2111 0121, attention:  Chief Executive Officer.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

5.3           Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Nevada as applied to agreements entered into among Nevada residents to be performed entirely within Nevada, without regard to principles of conflicts of law.

5.4           Brokers or Finders.  The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.10.  Each Investor, severally and not jointly, agrees to indemnify and hold harmless the HTL Parties and each other Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the HTL Parties, any other Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.13.

5.5           Expenses.  The HTL Parties and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

5.6           Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for six months from the date of the Closing.

5.7           Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the HTL Parties.  Except as set forth in the preceding sentence, any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

5.8           Entire Agreement.  This Agreement, the exhibits and schedules thereto and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.9           Severability.  Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

5.10           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

5.11           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.12           Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the courts in the State of Nevada.

5.13           Facsimile.  This Agreement may be executed via facsimile.  In the event that any signature is delivered by facsimile transmission or electronic portable document format such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic portable document format signature page were an original thereof.

5.14           Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.15           Waiver of Potential Conflicts of Interest.  Each of the Investors and the Company acknowledges that Chen-Drake Law Group, P.C. (the “Firm”) is representing only the Company in this transaction.By executing this Agreement, each of the Investors and the HTL Parties hereby agrees that it has had the opportunity to retain independent legal counsel with respect to the preparation, review and negotiation of this Agreement and waives any actual or potential conflict of interest which may arise as a result of the Firm’s past, present and future representation of any of the Investors or the HTL Parties.  Each of the Investors and the HTL Parties represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

5.16           Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(Signature pages to follow)

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:

HOME TOUCH HOLDING COMPANY
a Nevada corporation

By:   /s/ Liong Tat Teh
           Liong Tat Teh, Chief Financial Officer

HTL:

HOME TOUCH LIMITED
a Hong Kong China corporation

By:  /s/ Ng Tze Lung David Gunawan
Ng Tze Lung David Gunawan, Chief Executive Officer

Home Touch Holding Company / Home Touch Limited
Signature Page to Common Stock Purchase Agreement

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTORS:

UP PRIDE INVESTMENTS LIMITED,
a British Virgin Islands limited liability company

By:  /s/ Ng Tze Lung David Gunawan
Ng Tze Lung David Gunawan, Sole Member

MAGICSUCCESS INVESTMENTS LIMITED,
a British Virgin Islands limited liability company

By:  /s/ Stella Wai Yau
Stella Wai Yau, Sole Member

Home Touch Holding Company / Home Touch Limited
Signature Page to Common Stock Purchase Agreement

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address	Number of Shares	Purchase Price
Up Pride Investments Limited Attn: David Gunawan Ng Unit 01, 22/F., Block E Perfect Mount Gardens 1 Po Man Street Shaukeiwan, Hong Kong	5,000	$10,000
Magicsuccess Investments Limited Attn: Stella Wai Yau Unit 01, 22/F., Block E Perfect Mount Gardens 1 Po Man Street Shaukeiwan, Hong Kong	5,000	$10,000
TOTAL:		US$ 20,000